Execution Version SEPARATION AGREEMENT This Separation Agreement (this “Agreement”) is made as of May 31, 2026, by and between MillerKnoll, Inc. (the “Company”) and Andi R. Owen (“Executive”). WHEREAS, Executive is currently employed by the Company as the President and Chief Executive Officer and is a member of the Board of Directors of the Company (the “Board”); WHEREAS, in connection with the Board’s leadership transition planning, Executive and the Board have mutually agreed that Executive commenced a leave of absence effective 12:01 a.m. EST on May 30, 2026 (the “Transition Date”), and will retire effective 12:01 a.m. EST on June 30, 2026 (the “Separation Date”); and WHEREAS, in connection with Executive’s mutually agreed retirement, the Company and Executive agree to execute a mutual release of claims attached hereto as Exhibit B (the “Release”), which is substantially consistent with the release form attached to that certain offer letter, dated August 3, 2018 between Executive and the Company (then known as Herman Miller, Inc.) (the “Offer Letter”), and which is required to be executed and not revoked under the terms thereof in order for Executive to receive the payments and benefits referred to in clause (i) of Section 2(a) below. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the parties agree as follows: 1. Separation; Resignations; Leave Period. a. Effective 12:01 a.m. EST on the Transition Date, (i) Executive shall commence a leave of absence through the Separation Date (the “Leave Period”); and (ii) Executive hereby resigns, and shall be deemed to have resigned, as a member of the Board, as an officer of the Company and as a board member and officer of any affiliate of the Company. b. During the Leave Period, Executive shall (i) not perform any duties or services for the Company or any of its affiliates and shall not be present at the Company’s offices or other premises, except as expressly requested or approved by the Chairman of the Board and (ii) cooperate with the Company and its affiliates in connection with any internal or external investigation, inquiry or proceeding relating to matters arising during Executive’s employment. During the Leave Period, Executive’s base salary shall continue to be paid in accordance with the Company’s regular payroll practices, and Executive shall continue to participate in the Company’s medical and other welfare benefit plans and arrangements on the same basis as immediately prior to the Transition Date, in each case subject to applicable withholding and the terms of the applicable plans and arrangements. c. Effective 12:01 a.m. EST on the Separation Date, (i) Executive’s employment with the Company shall terminate, and (ii) Executive hereby resigns, and shall be Docusign Envelope ID: 439DEC30-59A5-826B-817D-5E518C053164 deemed to have resigned, from all other positions with the Company and its affiliates. 2. Separation Benefits; Conditions. a. In exchange for Executive’s execution and non-revocation of the Release pursuant to the terms thereof, the parties acknowledge and agree that (i) solely for purposes of the Offer Letter, Executive’s termination on the Separation Date will be treated as a termination of employment by the Company without Cause and she will receive the severance and benefits thereunder; and (ii) Executive’s outstanding equity awards shall receive retirement treatment under the applicable equity plans and award agreements. The material terms of such severance payments and benefits, and the equity award treatment, are summarized on Schedule A. Notwithstanding the terms of any stock option, restricted stock unit or performance stock unit awards held by Executive, for purposes of determining Executive’s rights under any such awards, Executive’s termination of employment shall be deemed to have occurred on the Transition Date. b. Executive shall also be eligible to receive her fiscal year 2026 annual bonus in the ordinary course under the applicable annual bonus plan, subject to and in accordance with the terms of such plan. Executive shall not be eligible for any annual bonus in respect of fiscal year 2027. c. The payments and benefits described in this Agreement are provided in exchange for, and are expressly conditioned upon, Executive’s execution and non- revocation of the Release and Executive’s continued compliance with the restrictive covenants in Section 4. Notwithstanding anything herein to the contrary, (i) if Executive breaches the restrictive covenants set forth in Section 4, all unpaid payments and benefits hereunder shall immediately terminate and be forfeited, and Executive shall, within ten (10) business days following written demand, repay to the Company any payments or benefits previously paid or provided hereunder and (ii) all payments and benefits under this Agreement remain subject to any clawback or recoupment policy of the Company applicable to Executive on the Transition Date.. d. Except as expressly set forth in this Section 2 and Schedule A, Executive shall not be entitled to any further compensation, payments, or benefits from the Company, other than vested rights under applicable benefit plans in accordance with their terms. 3. Communications. Internal and external communications regarding Executive’s leave of absence and retirement shall be prepared and distributed by the Company; provided that Executive may participate in the preparation of, and have the right to approve, one internal communication and one external communication relating thereto, which communication shall be distributed by the Company at one or more times mutually agreed by Executive and the Company. Docusign Envelope ID: 439DEC30-59A5-826B-817D-5E518C053164 4. Restrictive Covenants. Executive acknowledges and agrees that all restrictive covenants (including, without limitation, confidentiality, non-disparagement, non- solicitation, and non-competition obligations) under the Offer Letter, any equity award agreements, and any other agreement between Executive and the Company or its affiliates shall remain in full force and effect in accordance with their terms. 5. Section 409A. It is intended that all payments and benefits under this Agreement either comply with, or are exempt from, Section 409A of the Internal Revenue Code (“Section 409A”), and this Agreement shall be interpreted accordingly. Notwithstanding anything to the contrary in this Agreement, to the extent any payments or benefits hereunder constitute nonqualified deferred compensation subject to Section 409A and are payable upon Executive’s separation from service, such payments shall be made only upon a “separation from service” within the meaning of Section 409A; and if Executive is a “specified employee” within the meaning of Section 409A at the time of separation from service, any such payments that are subject to Section 409A and that would otherwise be payable during the six (6)-month period following such separation from service shall be delayed and paid on the first payroll date following the expiration of such six (6)-month period (or, if earlier, upon Executive’s death), with any delayed payments paid in a lump sum. 6. Miscellaneous. This Agreement, together with the Release and any exhibits referenced herein, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan and may be amended only by a written agreement signed by both parties. If any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions shall remain in full force and effect. Docusign Envelope ID: 439DEC30-59A5-826B-817D-5E518C053164 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above. MillerKnoll, Inc. By: John R. Hoke III, Chairman of the Board of Directors EXECUTIVE: Andi R. Owen Docusign Envelope ID: 439DEC30-59A5-826B-817D-5E518C053164

Schedule A: Severance Payments and Benefits This summary is for illustrative purposes only; all payments and benefits are subject to applicable tax withholdings and the terms and conditions of the applicable plans and award agreements. Severance • $1,687,500 (representing 18 months of base salary), payable in accordance with the Company’s normal payroll practice • Continuation of health benefits for up to 18 months through Company‑subsidized COBRA. PSUs Executive’s termination will be treated as “Retirement” under the applicable equity plan and award agreements, such that, upon termination, • PSUs granted July 15, 2025: Remain outstanding and eligible to vest based on actual performance as certified by the Company at the end of the performance period, with the target number of units prorated to 87.98%, and the remainder forfeited. • PSUs granted July 16, 2024: Remain outstanding and eligible to vest based on actual performance as certified by the Company at the end of the performance period. • PSUs granted October 19, 2023: Remain outstanding and eligible to vest based on actual performance as certified by the Company at the end of the performance period, with the target number of units prorated to 94.01%, and the remainder forfeited. RSUs Executive’s termination will be treated as “Retirement” under the applicable equity plan and award agreements, such that, upon termination, • RSUs granted July 15, 2025: 87.98% of the RSUs vest, with the remainder forfeited. • RSUs granted July 16, 2024: Full vesting • RSUs granted October 18, 2023: Full vesting Options All unvested options vest in full; exercise period extended to earlier of (i) May 30, 2031 (i.e., 5 years after the Transition Date) or (ii) the original expiration date. Docusign Envelope ID: 439DEC30-59A5-826B-817D-5E518C053164 Exhibit B: Release Agreement SEPARATION AND MUTUAL RELEASE AGREEMENT Agreement made effective as of May 31, 2026, by and between Andi R. Owen (hereinafter “Employee”), and MillerKnoll, Inc., a Michigan corporation, having its principal place of business at 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302 (hereinafter the “Company”). The Employment relationship has or will terminate as of June 30, 2026. In consideration in part for the separation payments and benefits (the “Separation Benefits”) provided under the Separation Agreement between Employee and the Company, dated as of May 30, 2026 (the “Separation Agreement”), and the mutual covenants and releases contained herein, Employee and the Company agree as follows: 1. Confidential Information. Employee understands that in the ordinary course of its business, the Company has developed various valuable trade secrets and confidential business information. Employee acknowledges that she has been exposed to such trade secrets and information and that the protection of such is of vital importance to the Company’s business. For purposes of this Agreement, confidential business information is information: (a) that is not known by the actual or potential competitors of the Company and is generally unavailable to the public, (b) that has been created, discovered, developed or otherwise become known to the Company or in which property rights have been assigned or otherwise conveyed to the Company from a third party, and (c) that has material economic value to the Company’s present or future business. Examples of such confidential information may include, but are not limited to, information as to any of the Company’s customers, prices, sales techniques, estimating and pricing systems, internal cost controls, production processes and methods, product planning and development programs, marketing plans, product information, inventions, blueprints, sketches and drawings, trade secrets, and technical and business concepts related to the business, whether devised or invented in whole or in part by Employee and whether or not reduced to practice. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to Employee; (ii) becomes generally known to the public subsequent to disclosure to Employee through no wrongful act of Employee or any representative of Employee; or (iii) Employee is required to disclose by applicable law, regulation or legal process (provided that Employee provides the Company with prior notice of the contemplated disclosure and reasonably cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information). Nothing in this Agreement is intended to conflict with the whistleblower provisions of any United States federal, state or local law or regulation, including but not limited to Rule 21F-17 of the Securities Exchange Act of 1934 or § 1833(b) of the Defend Trade Secrets Act of 2016. Accordingly, notwithstanding anything to the contrary herein, nothing in this Agreement prohibits, restricts or prevents Employee from reporting possible violations of United States federal, state or local law or regulation to any United States federal, state or local governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or to an attorney, or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation, or from disclosing trade secrets and other confidential information in the course of such reporting; provided, however, that Employee uses Docusign Envelope ID: 439DEC30-59A5-826B-817D-5E518C053164 her reasonable best efforts to (A) disclose only information that is reasonably related to such possible violations or that is requested by such agency or entity and (B) requests that such agency or entity treat such information as confidential. Employee does not need the prior authorization from the Company to make any such reports or disclosures and is not required to notify the Company that Employee has made such reports or disclosures. 2. Nondisclosure. Employee agrees she has not and will not, directly or indirectly, at any time disclose any trade secrets or confidential information of the Company, or the confidential information of actual or potential customers or vendors of the Company, to others which she has obtained in the course of his employment with the Company. Employee has not and shall not use any such trade secrets or confidential information for her own personal use or advantage, or make such secrets or information available for use by others. Violation of this provision shall entitle the Company to pursue all appropriate legal remedies. Nothing in this Agreement shall prevent Employee from using her general knowledge, skill, and experience in gainful employment by a third party after her employment with the Company terminates. 3. Return of Company Property. Employee will immediately return to the Company all Company property including any and all sales aids, customer lists, catalogues, manuals, software programs, drawings, blueprints, notes, memoranda, and any and all other documents, computer files, and electronic information which are or have been in Employee’s possession or control and which contain any trade secrets or confidential information or which otherwise relate to the Company’s business, and any other Company property in her possession. Employee may retain her address book to the extent it only contains contact information. 4. Payment by the Company. Employee acknowledges that all earned wages, bonuses, fringe benefits, vacation pay, commissions, and other obligations owed by the Company to the Employee have been paid by the Company. No other payments are owed to the Employee other than claims for vested benefits under any retirement plans, stock option plans, or insurance benefits plans, which rights are controlled by the language in applicable plan documents. If Employee (1) signs and returns this Agreement within 21 days of the date of this Agreement, (2) signs, returns, and does not revoke the attached ADEA Waiver and Release in the manner stated in the waiver, and (3) has otherwise complied with all of the material terms of this Agreement, then the Employee will be entitled to receive the discretionary and additional Separation Benefits. Otherwise, the Employee will not be entitled to the Separation Benefits. If Employee should revoke the ADEA Waiver and Release, the Company may, at its option, revoke this Agreement in its entirety or may choose to provide Employee the Separation Benefits and enforce and abide by the remaining provisions of this Agreement. The Separation Benefits may be withheld or terminated if Employee materially breaches this Agreement, or if Employee harasses or intimidates any Company employee. 5. Mutual Release. Except for the enforcement of the terms and covenants in this Agreement, Employee and the Company hereby release each other and their officers, directors, employees, agents, successors, and assigns from any and all claims and obligations arising under federal, state, or local law by statute, common law, public policy, or equity that each may have against the other arising out of the employment relationship to the fullest extent permitted by Docusign Envelope ID: 439DEC30-59A5-826B-817D-5E518C053164 law. Employee specifically waives any claim for unlawful discrimination including, but not limited to claims for race, sex, age, religion, disability, or national origin discrimination. Employee further agrees to waive and release any rights shemight have under the federal Age Discrimination in Employment Act of 1967, as amended (29 United States Code section 621 et seq.) (“ADEA”) against the Company, pursuant to the terms of the attached ADEA Waiver and Release. The release, however, does not prevent Employee from seeking a judicial determination regarding the validity of the attached ADEA Waiver and Release. This release covers claims and obligations even if they are unknown at this time; provided, however, that nothing in this Agreement shall release any claims of the Company arising from facts or circumstances that are unknown to the independent directors of the Board of Directors of the Company as of the date of this Agreement. Employee waives any entitlement to any form of personal relief for claims arising out of the employment relationship; including monetary relief or damages, to the fullest extent permitted by law. The Company and Employee agree that this Agreement is a complete defense to any claim and obligation released and waived by this Agreement which may be subsequently asserted. The foregoing shall not release any rights to indemnification or directors’ and officers’ liability insurance coverage. 6. Administrative Complaints and Investigations. This section does not limit or affect the finality or the scope of the release provided to the Company in Paragraph 5. This Agreement recognizes the rights and responsibilities of the Equal Employment Opportunity Commission (“EEOC”) and similar state and local agencies to enforce the statutes which come under their jurisdiction and is not intended to prevent Employee from filing a charge or participating in any investigation or proceeding conducted by the EEOC (or other similar state or local agencies) and nothing in this Agreement limits or affects the finality or the scope of the Employee’s participation in any investigation or proceeding conducted by the EEOC or other similar state or local agencies. Nothing in this section, however, allows Employee to obtain relief of any kind from the Company to the extent permitted by law. 7. Mutual Nondisparagement. Employee agrees that she will not either directly or indirectly, through any agent or surrogate, and whether orally or in writing, Disparage or Denigrate the Company, its affiliates, their office furniture contract dealers, and their respective officers, directors, and employees. The Company, limited to its officers and directors, agrees that it will not, either directly or indirectly, through any agent or surrogate, and whether orally or in writing, Disparage or Denigrate the Employee. As used in this Agreement, to “Disparage or Denigrate” includes, but is not limited to, impugning the character, honesty, integrity, morality, business acumen, professional skill or judgement, abilities, qualities, or reliability of any person or entity. This mutual nondisparagement restriction shall not continue for a period of greater than 5 years following termination, and shall not be violated by comments or statements made (i) in truthful testimony given in response to a lawful subpoena or similar court or governmental order, (ii) by the rebuttal of false or misleading statements by others, or (iii) in statements made in furtherance of legitimate competition (i.e., statements fairly and factually comparing the Company’s products with a competitor who employs you). The foregoing provisions of this Paragraph 7 shall not prevent truthful testimony in legal or governmental proceedings, truthful submissions to governmental agencies, statements to Employee’s accountants, attorneys, auditors, and insurers, or statements to the Employee’s spouse. Docusign Envelope ID: 439DEC30-59A5-826B-817D-5E518C053164

Docusign Envelope ID: 439DEC30-59A5-826B-817D-5E518C053164

8. Severability. In the event any term of this Agreement is unenforceable, then such unenforceable term, if possible, will be altered so as to be enforceable. Or, if that is not possible, then it will be deleted from this Agreement and the remaining part of the Agreement will remain in effect.

9. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Michigan (without regard to conflict of law provisions).

10. Entire Agreement. This Agreement and the attached ADEA Waiver contain the entire understanding of the parties and supersedes all previous oral and written agreements; there are no other agreements, representations, or understandings not set forth herein. Further, this Agreement can be modified only by a written agreement signed by Employee and the Company's Chief People Officer.

11. Binding Effect. This is a binding agreement. The term the Company includes all of MillerKnoll, Inc.'s subsidiaries, officers, directors, and affiliates. The term Employee includes all of her heirs, administrators, successors, assigns, and those who could make a claim through her. This Agreement shall benefit and be binding upon the Company's successors and assigns, and Employee's executors, administrators, and representatives.

12. Voluntary Execution. Employee acknowledges that she has read this Agreement, understands its terms and legal consequences, has been given an opportunity to consider this Agreement and its release of all claims, and it has been entered into by her voluntarily. Employee further acknowledges that she has been advised to consult with an attorney prior to executing this Agreement. Employee has not assigned any claims against HMI. Employee has been given an opportunity of up to 21 days to consider this Agreement and its release of all claims. In addition, Employee understands that she may revoke the ADEA Waiver and Release within seven (7) days after she signs it.

MILLERKNOLL, INC.,

By Signed by: John R. Hoke III
77E74469D2BC400
John R. Hoke III, Chairman of the Board of Directors

By Signed by: Andi R. Owen
EAFBF4A5B280417
Andi R. Owen

Docusign Envelope ID: 439DEC30-59A5-826B-817D-5E518C053164

ADEA WAIVER AND RELEASE

In consideration of the additional and discretionary Separation Benefits provided in the Separation and Mutual Release Agreement effective as of May 30, 2026, between Andi R. Owen ("Employee") and MillerKnoll, Inc., (the "Company"), Employee forever waives, releases, and discharges the Company, its subsidiaries, affiliates, and its directors, officers, and employees from any and all legal and equitable claims, demands, damages, losses, expenses, and causes of actions of any kind or character which now exist, whether known or unknown, relating in any manner to or arising under the federal Age Discrimination in Employment Act of 1967 ("ADEA") (29 United States Code section 621, et seq.) that are in any way connected with Employee's employment relationship with the Company or its separation.

Employee agrees and covenants not to institute any action or lawsuit against the Company, its directors, officers, agents, and employees in any state, federal, or local court or other tribunal to assert a claim for violations of the ADEA that arise on or before the date of this Agreement. This shall not prevent the Employee from seeking a judicial determination regarding the validity of this waiver, however, or from bringing an action or lawsuit for any claims that arise after the date on which this waiver is signed (as indicated below).

This Waiver and Release shall be binding upon Employee and her respective heirs, administrators, successors, assigns, and those who could make a claim through her.

Employee acknowledges that she has read the ADEA release, understands its terms, has been given a period of at least 21 calendar days within which to consider this Waiver and Release, and it has been entered into by her voluntarily. Employee will have seven (7) calendar days to revoke this Waiver and Release after its execution and the Release shall not become effective or enforceable until the revocation period has expired. Employee further acknowledges that she has been advised to consult with an attorney prior to executing this Waiver and Release.

By Signed by: Andi R. Owen
EAFBF4A5B280417
Andi R. Owen